Exhibit 99.1

For Further Information:

Howard N. Feist
Chief Financial Officer
(609) 584-3586

AMERICAN BILTRITE TO SUBMIT LISTING REQUIREMENT COMPLIANCE PLAN TO NYSE AMEX

WELLESLEY HILLS, MA, June 3, 2009 – American Biltrite Inc.  (NYSE Amex: ABL) reported today that on May 29, 2009 it received a letter from the NYSE Amex LLC (the “Amex”) indicating that American Biltrite does not meet certain of the continued listing standards of the Amex.  Specifically, the letter stated that “[American Biltrite] is not in compliance with Section 1003(a)(i) of the NYSE Amex Company Guide, with stockholders’ equity of less than $2,000,000 and losses from continuing operations and/or net losses in two of its three most recent fiscal years; and Section 1003(a)(ii) of the NYSE Amex Company Guide, with stockholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years.”  The letter also stated that American Biltrite must submit a plan to the Amex by June 29, 2009 addressing how American Biltrite intends to regain compliance with those continued listing standards within eighteen months, and that this plan must be approved by the Amex, in order for American Biltrite to maintain its listing.

Roger S. Marcus, Chairman of the Board, commented “We intend to submit a plan to the Amex shortly that responds to this notification.  The non-compliance with the continued listing requirements asserted by the NYSE Amex is the result of our consolidating the substantial stockholders’ deficit of our subsidiary, Congoleum Corporation, with the stockholders’ equity of the rest of American Biltrite.  Congoleum is in Chapter 11 bankruptcy reorganization proceedings and we expect that our current majority ownership interest in Congoleum will be eliminated as part of those proceedings.  Upon loss of our controlling interest, we would discontinue the consolidation of Congoleum.  Once we are no longer consolidating Congoleum, our stockholders’ equity should then be sufficient for us to meet these continued listing requirements of the Amex.”

American Biltrite’s consolidated financial statements include its 55% owned subsidiary Congoleum Corporation, which is in Chapter 11 bankruptcy reorganization proceedings.  Congoleum’s stockholders’ equity at March 31, 2009 was a deficit of $93.7 million, resulting in a $53.5 million deficit in American Biltrite’s consolidated stockholders’ equity as of that date.  Under the terms of the pending proposed plan of reorganization for Congoleum, American Biltrite’s ownership interest in Congoleum would be eliminated, and American Biltrite would no longer consolidate Congoleum in its financial statements.  Accordingly, American Biltrite believes its financial statements excluding Congoleum to be a more meaningful presentation to certain investors.  Excluding Congoleum, American Biltrite’s stockholders’ equity at March 31, 2009 was $40.3 million.

The policy of the Amex is to make a determination within 45 days of a company’s submission of a plan for compliance as to whether the company has made reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards within the requisite time frame. The Amex may either accept the plan submitted, at which time American Biltrite will be subject to ongoing monitoring for compliance with this plan, or the Amex may not accept the plan and initiate delisting proceedings.  There can be no assurance that the Amex will accept any plan that American Biltrite may submit or that, if it does accept any such plan, the Amex will not subsequently initiate delisting proceedings as a result of the Amex’s compliance monitoring with respect to that plan or otherwise.

In the event the plan is not accepted and the delisting of American Biltrite’s common stock with the NYSE Amex becomes effective, American Biltrite’s common stock would not be eligible for trading on any national securities exchange.  However, American Biltrite’s common stock might be quoted on the Pink Sheets (http://www.pinksheets.com), a centralized electronic quotation service for over-the-counter securities, if broker-dealers or other market makers demonstrated sufficient interest in trading American Biltrite’s common stock.  There can be no assurance, however, that any broker-dealer or other market maker would demonstrate such an interest or otherwise make a market in the American Biltrite's common stock.

Warning regarding forward-looking statements and certain risks

The above news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions.  These forward-looking statements are based on American Biltrite's expectations, as of the date of this release, of future events.  American Biltrite undertakes an obligation to update any of these forward-looking statements.  Although American Biltrite believes that its expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and experience, there can be no assurance that actual results will not differ materially from expectations.  Readers are cautioned not to place undue reliance on any forward-looking statements.  Actual results could differ significantly as a result of various factors.  For example, the above news release indicates that American Biltrite intends to submit a plan that addresses the notification of noncompliance with the applicable listing standards of the Amex.  However, as noted above, there can no assurance that the Amex would approve any such plan or that it may not subsequently initiate delisting proceedings.  Further, this news release indicates an expectation that American Biltrite’s stockholders’ equity should then be sufficient to satisfy the applicable continued listing standards of the Amex once American Biltrite ceases to consolidate Congoleum.  However, there can be no assurance that American Biltrite would have sufficient stockholders’ equity upon ceasing to consolidate Congoleum.  In addition, the above news release may imply that the pending proposed plan of reorganization for Congoleum will be confirmed and become effective.  In fact, the bankruptcy court has issued an order dismissing Congoleum’s bankruptcy case, which order the bankruptcy court subsequently stayed pending a final non-appealable decision affirming the order of dismissal.  The appeal of the order of dismissal remains pending at the United States District Court for the District of New Jersey.  If the appeal were denied, Congoleum’s chapter 11 case could be dismissed, resulting in Congoleum no longer benefiting from the protection from creditor claims currently afforded to it by the chapter 11 case and the United States Bankruptcy Code.  Further, as indicated in the bankruptcy court’s opinion pursuant to which it issued its order of dismissal, Congoleum’s ability to refile another bankruptcy petition may be limited. Even if the appeal is granted, any plan of reorganization for Congoleum would be subject to numerous conditions, approvals and other requirements, including the receipt of necessary creditor, claimant and court approvals.  It is unknown how American Biltrite’s claims against and arrangements with Congoleum will ultimately be treated under any plan of reorganization or otherwise.

Some additional factors that may cause American Biltrite and Congoleum to not realize their plan for resolving asbestos liabilities include:  (i) the future cost and timing of estimated asbestos liabilities and payments; (ii) the availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for asbestos-related claims, including insurance coverage and reimbursement for asbestos claimants under any plan of reorganization for Congoleum in connection with Congoleum's Chapter 11 case, which certain insurers have objected to in bankruptcy court and are litigating in New Jersey state court; (iii) the costs relating to the execution and implementation of any plan of reorganization for Congoleum; (iv) timely reaching agreement with other creditors, or classes of creditors, that exist or may emerge; (v) satisfaction of the conditions and obligations under American Biltrite's and Congoleum's outstanding debt instruments, and amendment or waiver of those outstanding debt instruments, as necessary, to permit Congoleum and American Biltrite to satisfy their obligations under Congoleum's plan of reorganization; (vi) the response from time-to-time of American Biltrite's and Congoleum's lenders, customers, suppliers, holders of Congoleum's Senior Notes and other creditors and constituencies to the Chapter 11 process and related developments arising from the strategy to resolve asbestos liability; (vii) Congoleum's ability to maintain debtor-in-possession financing sufficient to provide it with funding that may be needed during the pendency of its Chapter 11 case and to obtain exit financing sufficient to provide it with funding that may be needed for its operations after emerging from the bankruptcy process, in each case, on reasonable terms; (viii) timely obtaining sufficient creditor and court approval (including the results of any relevant appeals) of any reorganization plan and the court overruling any objections to that reorganization plan that may be filed; (ix) developments in, costs associated with and the outcome of insurance coverage litigation pending in New Jersey state court involving Congoleum and certain insurers; (x) compliance with the United States Bankruptcy Code, including section 524(g); and (xi) the impact any adopted federal legislation addressing asbestos personal injury claims may have on American Biltrite's or Congoleum's businesses, results of operations or financial conditions.  Actual results could differ significantly as a result of these and other factors discussed in American Biltrite's Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and its subsequent filings with the Securities and Exchange Commission.